UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2018 (February 5, 2018)

AMERICAN EDUCATION CENTER, INC.

(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	333-201029 (Commission File Number)	38-3941544 (IRS Employer Identification No.)

2 Wall street 8th fl.

New York, NY, 10005

(212) 825-0437

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 5, 2018, Mr. Anthony S. Chan notified American Education Center, Inc. (the "Company" or “AEC”) of his resignation from the Company as Chief Financial Officer, effective immediately. The Board of Director of the Company (the “Board”) has accepted Mr. Chan’s resignation.

Following Mr. Chan’s departure, the Board appointed Mr. Max P. Chen, Chief Executive Officer, President, and Chairman of the Board, as interim Chief Financial Officer effective February 5, 2018, until such time that the Company secures the employment of a new Chief Financial Officer.

Mr. Chan’s resignation is due to personal reason, and not due to any disagreement with the Company on any matter related to the Company’s operations, policies or practices.

Mr. Chen has served as the Sole Director, Chairman of the Board, President, Chief Executive Officer and Secretary of the Company first since May 2014. He had previously served as the President, and sole Director of American Education Center, Inc., a New York corporation and now a wholly owned subsidiary of the Company, since its inception in 1999 to May 2014. Mr. Chen holds an M&R Management Certificate from Harvard Business School.

The Company and Mr. Chen will not enter into an additional employment agreement regarding his interim position as Chief Financial Officer.

Certain Relationships and Related Party Transactions

Mr. Chen does not have any family relationship with any other director or executive officer of the Company.

The following are transactions, since January 1, 2017, the beginning of the Company’s fiscal year, in which the Company was or is a part of, and in which Mr. Chen had or will have a direct or indirect material interest.

The Company conducts certain transactions with Columbia International College (the “CIC”) in the normal course of business, and paid $0 and $0 for the year ended December 31, 2017 and for the nine months ended September 30, 2017, respectively; with accounts receivable for an amount due from CIC of $21,500 as of September 30, 2017. Mr. Chen has a 34% interest in CIC.

From August 2014 to August 2017, the Company paid Mr. Chen, pursuant to his employment agreement dated August 1, 2014 regarding his position as the Company’s President, an annual compensation of $36,000. Beginning in September 2017, the Company has paid Mr. Chen, pursuant to his employment agreement dated August 30, 2017 regarding his position as the Company’s Chief Executive Officer, an annual compensation of $180,000.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EDUCATION CENTER, INC.

Dated: February 9, 2018
	By:	/s/ Max P. Chen
	Name:	Max P. Chen
	Title:	Chief Executive Officer and President, Chairman of the Board